EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in this Registration Statement (Form S-8, No. 333-xxxxx) pertaining to the Paragon Trade Brands, Inc. Stock Option Plan and the Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors, of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Paragon Trade Brands, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


Atlanta, Georgia
November 16, 2001